UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2013

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

(858) 997-6740
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 17, 2013, White River Capital, Inc. (“White River”) received notice that a putative class action lawsuit was filed on January 14, 2013 in the Superior Court of San Diego County, California against White River, each of the members of White River’s board of directors, Parthenon Investors IV, L.P. (“Parthenon”), Coastal Credit Holdings, Inc. (“Parent”), and Coastal Credit Merger Sub, Inc. (“Merger Sub”) alleging, among other things, that the board of directors breached fiduciary duties in connection with the board’s approval of the merger between White River and Merger Sub (the “Merger”) and issuing the proxy statement for the special meeting of shareholders to be held to consider and vote upon the Merger, and that Parthenon, Parent, and Merger Sub aided and abetted such alleged breaches of fiduciary duties.  The cause of action is captioned Fundamental Partners v. Eggemeyer, et al. (Case No. 37-2013-00029777-CU-SL-CTL).  The plaintiff seeks a declaratory judgment that the defendants breached, or aided and abetted in the breach of, their fiduciary duties to the plaintiff and the class members, injunctive relief preventing the consummation of the Merger, and damages as a result of the alleged actions of the defendants, including attorneys’ fees and experts fees.  Additionally, on January 23, 2013, the plaintiff filed with the court a motion for a temporary restraining order and expedited discovery seeking to temporarily restrain the consummation of the proposed Merger and seeking limited discovery pending a full preliminary injunction hearing.  A hearing before the court on the plaintiff’s motion is currently scheduled for January 31, 2013.  White River strongly believes that the lawsuit is without merit and intends to vigorously defend against the pending claims, including vigorously defending against the motion for temporary restraining order.

In addition, on January 24, 2013 White River filed with the Securities and Exchange Commission (“SEC”) a supplement to its definitive proxy statement for the special meeting of shareholders to be held to consider and vote upon the Merger, providing disclosure about the filing of the above referenced cause of action and motion for temporary restraining order and expedited discovery.  The proxy statement supplement also will be mailed to White River’s shareholders.  A copy of the proxy statement supplement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

Except for historical information contained herein, this document expresses “forward-looking statements” which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, as amended.  Such matters include forward-looking statements regarding the prospective effects and timing of the proposed Merger.  Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions indicate forward-looking statements.  Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties.  White River cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.  White River may make other written or oral forward-looking statements from time to time.  Readers are advised that various important factors could cause circumstances to differ materially from those anticipated or projected in such forward-looking statements.  Such factors, among others, include, but are not limited to, potential failure to obtain shareholder or regulatory approval for the Merger or to satisfy other conditions to the Merger on the proposed terms and within the proposed timeframe; and other risks discussed in White River’s filings with the SEC, including its Annual Report on Form 10-K, which filings are available from the SEC.  White River undertakes no obligation to publicly update or revise any forward-looking statements.

Additional Information for Shareholders

In connection with White River’s special meeting of shareholders scheduled for February 11, 2013, White River has filed with the SEC and furnished to White River’s shareholders a definitive proxy statement dated January 11, 2013 and a proxy statement supplement dated January 24, 2013.  White River’s shareholders can obtain, without charge, a copy of the definitive proxy statement, proxy statement supplement, and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  White River’s shareholders can also obtain, without charge, a copy of the proxy materials and other relevant documents by directing a request by mail or telephone to White River Capital, Inc., 6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California 92067, Attention: Corporate Secretary, or from White River’s website, http://www.whiterivercap.com.

White River and its directors and officers may be deemed to be participants in the solicitation of proxies from White River’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed Merger.  Information about White River’s directors and executive officers and their ownership of White River’s common stock is set forth in the proxy statement for White River’s 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 30, 2012, as well as in White River’s definitive proxy statement dated January 11, 2013 in connection with the special meeting.  Shareholders may obtain additional information regarding the interests of White River and its directors and executive officers in the proposed Merger, which may be different than those of White River’s shareholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed Merger, as filed with the SEC.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Proxy Statement Supplement dated January 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Capital, Inc.
Date: January 24, 2013

	By:	/s/ Martin J. Szumski
Printed Name: Martin J. Szumski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Proxy Statement Supplement dated January 24, 2013